Exhibit 2.2

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of May 5, 2009, by and among MGE Enterprises Corporation, a Wyoming corporation (“MGE”), the shareholders of MGE who are a signatory party hereto (the “MGE Shareholders”), and Money4Gold Holdings, Inc., a Delaware corporation (“Money”) (MGE, the MGE Shareholders, and Money may collectively be referred to as the “Parties” or individually as a “Party”).

This Agreement contemplates a transaction in which Money will acquire all of the outstanding shares of stock of MGE from the MGE Shareholders for common stock of Money through a share exchange upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1

Definition of Certain Terms.  The terms defined in this Section 1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.  All references herein to a Section or Article are to a Section or Article of or to this Agreement, unless otherwise indicated.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a).

“Agreement” means this Share Exchange Agreement, including the schedules and exhibits hereto.

“Business” means the businesses of the applicable entity and its subsidiaries.

“Closing” has the meaning set forth in Section 2.2 below.

“Closing Date” has the meaning set forth in Section 2.2 below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of Money or MGE, as applicable.

“Confidential Information” means any information concerning the businesses and affairs of the other Party that is not already generally available to the public.

“Credit Balance” has the meaning set forth in Section 8.4 below.

“Data Laws” means laws, regulations, guidelines, and rules in any jurisdiction (federal, state, provincial, or local) applicable to data privacy, data security, and/or personal information, as well as any applicable industry standards.

“Disclosure Schedule” means the schedule attached hereto as Exhibit A.

“Effective Date” shall mean the date of this Agreement.

“Envelope” means Pink Package LLC, a Delaware limited liability company d/b/a MyGoldEnvelope, LLC.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means the number of shares of Money Common Stock which will be exchanged for each share of MGE Common Stock.

“Financial Statements of MGE” has the meaning set forth in Section 3.1(f) below.

“Financial Statements of Money” has the meaning set forth in Section 4.1(f) below.

“Environmental, Health, and Safety Requirements” shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Indemnified Party” has the meaning set forth in Section 9.3 below.

“Indemnifying Party” has the meaning set forth in Section 9.3 below.

“Intellectual Property” means all (i) right, title and interest in and to all patents, licenses, copyrights, trademarks, trade names, service marks, logos and slogans, domain names, and all of the goodwill associated therewith, rights to software currently developed or being developed prior to this acquisition or in the future and all registrations, applications and other rights associated with the foregoing, if any, whether registered or unregistered, now used or presently planned to be used, and (ii) right, title and interest in and to all know-how, technology, slogans, data, studies, confidential information, restrictive covenants, computer software (including documentation and related object and source codes), indemnity rights, and other intangible assets now used or presently planned to be used, and all of the goodwill associated therewith, confidentiality obligations and similar obligations of present and former shareholders, officers and employees of the company, including the right to sue for past infringement thereof.

“Knowledge” means that (i) in the case of a Person, that Person is actually aware of the fact or other matter to which the term “Knowledge” relates, or (ii) in the case of an entity, any officer, director or manager of the applicable entity is actually aware of the fact or other matter to which the term “Knowledge” relates.

“Management Investment” has the meaning set forth in Section 8.4 below.

“Material Adverse Change” means any event or circumstance which could reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations, any of which is measured on a short-term basis of Envelope, MGE or Money. Provided, however, a Material Adverse Effect does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which Envelope operated or MGE and  Money operate, which none disproportionately affected Envelope or affect MGE or Money in contrast to its competitors.

 “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations, any of which is measured on a short-term basis of Envelope, MGE or Money. Provided, however, a Material Adverse Effect does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which Envelope operated or MGE and Money operate, which none disproportionately affected Envelope or affect MGE or Money  in contrast to its competitors.

“MGE Stock” means the common stock of MGE.

“Money Common Stock” means the common stock of Money.

“Most Recent Financial Statements of Envelope” has the meaning set forth in Section 3.1(f) below.

“Most Recent Fiscal Month End of Envelope” has the meaning set forth in Section 3.1(f) below.

“Most Recent Fiscal Year End of Envelope” has the meaning set forth in Section 3.1(f) below.

“Most Recent Financial Statements of Money” has the meaning set forth in Section 4.1(f) below.

“Most Recent Fiscal Month End of Money” has the meaning set forth in Section 4.1(f) below.

“Most Recent Fiscal Year End of Money” has the meaning set forth in Section 4.1(f) below.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“SEC Documents” means any report on Forms 8-K, 10-Q or 10-K (or any predecessor forms), any Schedule 14A and 14Cs and any Registration Statements.

“Securities Act” means the Securities Act of 1933.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Share Exchange” has the meaning set forth in Section 2.1 below.

“Subsidiary” means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, intangibles, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

“Third Party Claim” has the meaning set forth in Section 9.3(a) below.

ARTICLE II.
BASIC TRANSACTION

2.1

The Exchange.  At the Closing, the MGE Shareholders shall sell, convey, transfer and assign to Money, and Money shall purchase and accept from MGE Shareholders all right, title and interest in and to all of the issued and outstanding MGE Stock owned by the MGE Stockholders (the “Money Share Exchange Consideration”) in exchange for 74,876,432 shares of Money Common Stock (the “MGE Share Exchange Consideration”), on and subject to the terms and conditions of this Agreement (the “Share Exchange”). The Exchange Ratio shall be approximately 7,487.64 shares of Money Common Stock for each share of MGE Common Stock. Fractional shares shall be rounded down.

2.2

The Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Harris Cramer LLP at 1555 Palm Beach Lakes Blvd., Suite 310, West Palm Beach, Florida, commencing at 12:00 p.m., eastern time (or such other place and time as the Parties may mutually determine), on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no later than May 8, 2009.

2.3

Deliveries/Actions at Closing.

(a)

MGE and MGE Shareholders.  At Closing, (i) MGE and the MGE Shareholders shall deliver to Money the various certificates, instruments, and documents referred to in Article V below; (ii) the MGE Shareholders shall deliver (or cause to be delivered) to Money the various certificates, instruments, and documents referred to in Section 2.4 below; (iii) Todd Oretsky and Douglas Feirstein will each execute and deliver an employment agreement in the form attached hereto as Exhibit B (the “Employment Agreement”);

(b)

Money.  At Closing, (i) Money shall deliver to MGE the various certificates, instruments, and documents referred to in Article V below; (ii) Money shall deliver (or cause to be delivered) to the MGE Shareholders stock certificates for 74,876,432  shares of Money Common Stock based on the Exchange Ratio.

2.4

Exchange Conditions.  At Closing, the MGE Shareholders shall deliver to Money the following:

(a)

The original stock certificate(s) representing the MGE Common Stock.

(b)

Stock Power substantially in the form attached hereto as Exhibit C.

2.5

 Adjustments to Stock Upon Certain Events.

(a)

Subject to any required action by the shareholders of Money, the Exchange Ratio shall be proportionately adjusted for any increases or decrease in the number of issued shares of Money Common Stock resulting from a stock split, stock dividend, combination or reclassification of Money Common Stock, or any other increase or decrease in the number of issued shares of Money Common Stock effected without receipt of consideration by Money prior to the Closing; provided, however, that conversion of any convertible securities of Money, the issuance of shares of Money Common Stock for shares of MGE Common Stock pursuant to the Share Exchange, or the voluntary cancellation whether by virtue of a cashless exercise of a derivative security of Money or otherwise shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by Money, in its sole and reasonable discretion, and such determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by Money of shares of capital stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the Exchange Ratio. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of Money.

(b)

No fractional shares shall be issued as a result of Section 2.5(a) and shares of MGE Common Stock converted to shares of Money Common Stock pursuant to the Share Exchange shall receive from Money cash in lieu of such fractional shares.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF MGE AND THE MGE SHAREHOLDERS

3.1

Representations and Warranties of the MGE Shareholders.  MGE, Todd Oretsky (“Oretsky”) and Douglas Feirstein (“Feirstein”), jointly and severally (except severally as to Sections 3.1(d) and (x)), represent and warrant to Money that the statements contained in this Article III are true, correct and complete in all material respects as of the Effective Date and will be true, correct and complete in all material respects as of the Closing Date, except as set forth in the Disclosure Schedule. Each MGE Shareholder severally represents and warrants to Money that the statements contained in Sections 3.1(d) and 3.1(x) as to such MGE Shareholder are true, correct and complete in all material respects as of the Effective Date and will be true, correct and complete in all material respects as of the Closing Date, except as set forth in the Disclosure Schedule.

(a)

Organization, Qualification and Corporate Power. MGE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming.  MGE is duly authorized to conduct business and is in good standing under the laws of the State of Florida.  To their Knowledge, MGE has full corporate power and authority to carry on the Businesses in which it (and Envelope) was engaged and to own and use the properties owned and used by it (and Envelope).

(b)

Subsidiary.  MGE has no Subsidiaries.

(c)

Capitalization.  Section 3.1(c) of the Disclosure Schedule sets forth the number of authorized and outstanding securities of MGE, along with a list of each MGE Shareholder, their current address and the number of shares owned.  All of the issued shares of capital stock of MGE have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in Section 3.1(c) of the Disclosure Schedule, there are not any outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require MGE to issue, sell or otherwise cause to become outstanding any of the securities of MGE.  There are not any outstanding contractual obligations of MGE to repurchase, redeem or otherwise acquire any securities of MGE.

(d)

Authorization of Transaction.  MGE has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of MGE and the MGE Shareholders, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the exercise of judicial discretion by the court before which any proceeding therefore may be brought.

(e)

Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which MGE is subject or any provision of the certificate of incorporation or bylaws of MGE or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which MGE is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on MGE or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  MGE is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect with regard to MGE or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(f)

Financial Statements.  Attached hereto as Section 3.1(f) of the Disclosure Schedule are (i) the unaudited balance sheet and statements of profit and loss, shareholders equity and cash flow as of and for the years ended December 31, 2008 (the “Most Recent Fiscal Year End of Envelope”) and December 31, 2007 for Envelope, (ii) the unaudited balance sheet and statements of profit and loss and cash flow for Envelope (the “Most Recent Financial Statements of Envelope”) as of and for the three months ended March 31, 2009 (the “Most Recent Fiscal Month End of Envelope”),  and (iii) the unaudited balance sheet and statements or profit and loss and cash flow (the “Most Recent Financial Statements of MGE”) as and for the period from inception through March 31, 2009 (the “Most Recent Month End of MGE”).  The above mentioned unaudited financial statements shall be referred to collectively as the “Financial Statements of MGE.”  The Financial Statements of MGE (including the notes thereto) fairly present the financial condition of MGE and Envelope, as applicable, as of such dates and the results of operations of MGE and Envelope, as applicable, for such periods are consistent with the books and records of MGE and Envelope, as applicable. Except as set forth in the Financial Statements of MGE, MGE and Envelope have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to Financial Statements of MGE or (ii) which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on MGE or Envelope.  The Financial Statements of MGE do not contain any untrue statements of material facts or knowingly omit to state any material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Most Recent Financial Statements of Envelope and MGE are subject to normal year-end adjustments none of which is material and lack footnotes and other presentation items.

(g)

Events Subsequent to Most Recent Fiscal Year End.  Since the Most Recent Fiscal Year End of Envelope and since the inception of MGE, there has not been any Material Adverse Effect with regard to Envelope or MGE.  Without limiting the generality of the foregoing, since that date, except as otherwise disclosed on Section 3.1(g) of the Disclosure Schedule, Section 8.2(b) below or in connection with the merger of Envelope with and into MGE:

(i)

 Neither MGE nor Envelope has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business;

(ii)

Neither MGE nor Envelope has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 and outside the Ordinary Course of Business;

(iii)

No party (including MGE and Envelope) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which MGE or Envelope is a party or by which any of them is bound;

(iv)

Neither MGE nor Envelope has imposed any Security Interest upon any of its assets, tangible or intangible;

(v)

Neither MGE nor Envelope has made any capital expenditure (or series of related capital expenditures) involving more than $50,000 and outside the Ordinary Course of Business;

(vi)

Neither MGE nor Envelope has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $50,000 and outside the Ordinary Course of Business;

(vii)

Except as provided on Section 3.1(g)(vii) of the Disclosure Schedule, neither MGE nor Envelope has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

(viii)

Neither MGE nor Envelope has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

(ix)

Neither MGE nor Envelope has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

(x)

Envelope has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi)

There has been no change made or authorized in the charter or bylaws of MGE;

(xii)

Neither MGE nor Envelope has issued, sold, or otherwise disposed of any of its securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its securities;

(xiii)

Neither MGE nor Envelope has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xiv)

Neither MGE nor Envelope has made any loan to, or entered into any other transaction with, any of its managers, officers, and employees outside the Ordinary Course of Business;

(xv)

Except as provided on Section 3.1(g)(xv) of the Disclosure Schedule, neither MGE nor Envelope has entered into or terminated any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement, in excess of $50,000, other than in the Ordinary Course of Business;

(xvi)

Except as provided on Section 3.1(g)(xvi) of the Disclosure Schedule, neither MGE nor Envelope has granted any increase in the base compensation of any of its directors, managers, officers, and employees outside the Ordinary Course of Business;

(xvii)

Neither MGE nor Envelope has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xviii)

 Neither MGE nor Envelope has discharged a material liability or Security Interest outside the Ordinary Course of Business;

(xix)

Neither MGE nor Envelope has made any loans or advances of money;

(xx)

Neither MGE nor Envelope has disclosed any Confidential Information outside of the Ordinary Course of Business; and

(xxi)

Neither MGE nor Envelope has committed to any of the foregoing.

(h)

Undisclosed Liabilities.  Except as listed in Section 3.1(h) of the Disclosure Schedule, neither MGE nor Envelope has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for (i) liabilities set forth on the face of the Most Recent Financial Statements of MGE (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End of MGE in the Ordinary Course of Business.

(i)

Litigation.  Section 3.1(i) of the Disclosure Schedule sets forth each instance in which MGE and/or Envelope (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or, to their Knowledge, investigation of, in, or before any court or quasi-judicial or administrative agency including any arbitration or mediation proceeding of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect with regard to MGE or Envelope.

(j)

Benefit Plans.  Neither MGE nor Envelope has adopted any employee benefit plans.

(k)

Tax Matters.

(i)

MGE and Envelope have filed all Tax Returns that they were required to file, except where the failure to file Tax Returns or to pay Taxes would not have a Material Adverse Effect with regard to MGE or Envelope, as applicable. No claim has ever been made by an authority in a jurisdiction where MGE or Envelope does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are no Security Interests on any of the assets of MGE or Envelope that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii)

MGE and Envelope have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder, or other third party.

(iii)

Neither MGE nor Envelope has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(iv)

Neither MGE nor Envelope is liable for Taxes of any other Person nor is it a party to or bound by any tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

(v)

Neither MGE nor Envelope is or has been a member of an Affiliated Group filing a consolidated federal Tax Return.

(vi)

There are no liens for taxes exist with respect to any assets or properties of MGE or Envelope, except for liens for taxes not yet due.

(vii)

No material Tax Return of MGE or Envelope has ever been under audit or examination by any taxing authority, and no written or, to their Knowledge, unwritten notice of such an audit or examination has been received by it.  None of the Tax Returns of MGE or Envelope have been examined by and/or settled with any governmental entity.  No claim has ever been made by an authority in a jurisdiction where Envelope does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(viii)   Neither MGE nor Envelope is required to include in a taxable period ending after the Effective Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of  an installment sale or open transaction disposition made on or prior to the Effective Date or a change in method of accounting for a taxable period ending on or prior to the Effective Date.

(ix)  Neither MGE nor Envelope is a party to any joint venture, partnership, or arrangement or contract which could be treated as a partnership for federal income Tax purposes.

(x)

 Neither MGE nor Envelope has entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law).

(xi) Neither MGE nor Envelope is a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(xii) All material elections with respect to Taxes affecting MGE or Envelope are disclosed or attached to each of their Tax returns.

(xiii) There are no private letter rulings in respect of any Tax pending between MGE or Envelope and any taxing authority.

(l)

Contracts.  Section 3.1(l) of the Disclosure Schedule lists the following contracts and other agreements to which MGE or Envelope is a party:

(i)

any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

(ii)

any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to MGE, or involves consideration in excess of $50,000;

(iii)

any agreement concerning a partnership or joint venture;

(iv)

any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v)

 (any agreement concerning confidentiality or noncompetition outside of the Ordinary Course of Business;

(vi)

any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, managers, officers, and employees;

(vii)

any collective bargaining agreement;

(viii)

any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

(ix)

any agreement under which it has advanced or loaned any amount to any of its managers, officers, members and employees outside the Ordinary Course of Business;

(x)

any agreement under which the consequences of a default or termination could be considered to have a Material Adverse Effect with regard to MGE or Envelope; or

(xi)

any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

MGE has delivered or made available to Money a correct and complete copy of each written agreement listed in Section 3.1(l) of the Disclosure Schedule.  With respect to each such agreement: (A) the agreement is valid, binding, enforceable, and in full force and effect and (B) to the Knowledge of MGE, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

(m)

Intellectual Property.

(i)

MGE owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property reasonably necessary or desirable for the operation of (A) its Business as presently conducted and as presently proposed to be conducted and (B) the former Business of Envelope.  Each item of Intellectual Property owned or used by MGE and/or Envelope immediately prior to the Effective Date will be owned or available for use by MGE on identical terms and conditions immediately subsequent to the Effective Date.

(ii)

Neither MGE nor Envelope, to their Knowledge, has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of MGE, Envelope, or their owners, directors, officers, or managers (or employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party).  To the Knowledge of MGE, Envelope or any of their owners, directors, managers or officers (and employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of MGE or Envelope.

(iii)

To the Knowledge of MGE, Envelope, or any of their officers or directors, it will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its Business as presently conducted and as presently proposed to be conducted.

(iv)

Neither MGE, Envelope, or any of their directors or officers have any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of either of them.

(n)

Tangible Assets.  MGE owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted.  Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear).

(o)

Transactions with Affiliates. To the knowledge of MGE, Envelope, or any of their owners, directors, managers or officers, except (i) for employment and benefit arrangements, (ii) arrangements on arm’s length terms in the ordinary course of business and (iii) agreements set forth on Schedule 3.1(o) of the Disclosure Schedule, no director, officer, manager, or owner (or any Affiliate thereof) other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by all such Persons), has any interest in (a) any agreement with Envelope or relating to its business, including any agreement for or relating to indebtedness of MGE or Envelope; (b) any property, including Intellectual Property and Real Property, used or currently intended to be used in, the business.

(p)

Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of MGE or Envelope.

(q)

Guaranties. Neither MGE nor Envelope is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

(r)

Brokers’ Fees.  None of MGE, Envelope or MGE Shareholders has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(s)

Environmental, Health, and Safety Matters.

(i)

To their knowledge, MGE and Envelope have complied with and are or were in material compliance with all Environmental, Health, and Safety Requirements.

(ii)

 None of MGE, Envelope, or their managers, directors, officers, or employees has received any written notice, or to their Knowledge unwritten notice, regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

(t)

 Real Property.  MGE does not own any real property.  Section 3.1(t) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to MGE and/or Envelope.  MGE has delivered to Money or its counsel correct and complete copies of the leases and subleases listed in Section 3.1(t) of the Disclosure Schedule.  With respect to each lease and sublease listed in Section 3.1(t) of the Disclosure Schedule, except as otherwise stated therein:

(i)

the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(ii)

to the Knowledge of MGE and Envelope or any of their owners, directors, managers or officers, no party to the lease or sublease is in material breach or material default, and, to its Knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

(iii)

to the Knowledge of MGE, Envelope or any of their owners, directors, managers or officers, no party to the lease or sublease has repudiated any material provision thereof;

(iv)

there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(v)

Neither MGE nor Envelope has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

(vi)

all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, except where the lack of such approvals, licenses or permits would not have a Material Adverse Effect with regard to MGE or Envelope, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

(u)

Suppliers. Except as set forth in Section 3.1(u) of the Disclosure Schedule, for the lesser of the last three years or Envelope’s existence, there have not been any changes in the business relationships of MGE or Envelope with any of their suppliers that would have a Material Adverse Effect on MGE or Envelope, as applicable, or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(v)

No Appraisal Rights.  No member of Envelope or MGE Shareholder is entitled to any appraisal or dissenters’ rights under applicable state law, except to the extent that MGE Shareholders do not execute this Agreement and then only to the extent provided by applicable state law.

(w)

Title to Assets. All material assets previously used in the Business of Envelope have been transferred to, and are titled in the name of, MGE as of the Effective Date.  MGE is the sole record and beneficial owner of all the assets, including the Real Property, reflected on the Financial Statements of MGE, as such assets may have changed in the Ordinary Course of Business, and used by it in the Ordinary Course of Business, free and clear of all Security Interests. In particular, without limiting the generality of the foregoing, there has been no assignment, subletting or granting of any license or in respect of MGE’s assets or any granting of any agreement or right capable of becoming an agreement or right for the purchase of any such assets other than pursuant to the provisions of this Agreement.

(x)

MGE Shareholders.  Each MGE Shareholder, severally and not jointly, hereby represents and warrants to and covenants to Money as follows:

(i)

Such Person owns the MGE Common Stock free and clear of any and all claims, liens, security interests or encumbrances of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the MGE Common Stock to Money free of any claims, liens, security interests or encumbrances.

(ii)

Neither the execution nor the delivery of this Agreement, the incurrence of the obligations herein set forth, the consummation of the transactions herein contemplated, nor the compliance with the terms of this Agreement will conflict with, or result in a breach of, any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence or indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which such Person is a party or by which such Person may be bound.

(iii)

Such Person has the right, power, legal capacity, and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts as may be necessary in connection with the performance of this Agreement.

(iv)

All approvals or consents required in connection with the execution of this Agreement by such Person or the performance of such Person's obligations under this Agreement have been obtained by such Person.

(v)

Each MGE Shareholder acknowledges that all of his interest in the membership interests and assets of Envelope has been assigned, transferred and delivered to MGE for adequate consideration, including, but not limited to, the MGE Common Stock.

(vi)

Such person waives all appraisal or dissenters’ rights under applicable state law in connection with (i) the merger of Envelope with and into MGE and this Agreement and (ii) has had the opportunity to review this Agreement with counsel.

(vii)

Such Person (A) understands that the Money Common Stock have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Money Common Stock solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Money based upon reports filed by Money with the Securities and Exchange Commission and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Money Common Stock, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Money Common Stock, and (F) is an Accredited Investor as defined in Section 3.1(x) of the Disclosure Schedule.

(y)

Disclosure. The representations and warranties contained in this Article III do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

(z)

No Other Representations. MGE and the MGE Shareholders have required Money to make extensive representations and warranties in this Agreement and therefore Money (as well as its Affiliates) shall not be deemed to have made to MGE and the MGE Shareholders any representation or warranty other than those expressly made in Article IV.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF MONEY

4.1

Representations and Warranties of Money.  Money represents and warrants to MGE and the MGE Shareholders that the statements contained in this Article IV are true, correct and complete in all material respects as of the Effective Date and will be true, correct and complete in all material respects as of the Closing Date, except as set forth in the Disclosure Schedule.

(a)

Organization, Qualification and Corporate Power.  Money is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  Money will be duly authorized to conduct business and will be in good standing under the laws of the State of Florida as of the Closing Date To the Knowledge of Money, Money has full corporate power and authority to carry on the Business in which it is engaged and to own and use the properties owned and used by it.

(b)

Capitalization.  Section 4.1(b) of the Disclosure Schedule sets forth the number of authorized and outstanding securities of Money.  All of the issued shares of capital stock of Money have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in Section 4.1(b) of the Disclosure Schedule, there are not any outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Money to issue, sell or otherwise cause to become outstanding any of the securities of Money.  There are not any outstanding contractual obligations of Money to repurchase, redeem or otherwise acquire any securities of Money.

(c)

Authorization of Transaction.  Money has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Money and the Members, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the exercise of judicial discretion by the court before which any proceeding therefore may be brought.

(d)

Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Money is subject or any provision of the articles of incorporation or bylaws of Money or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Money is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on Money or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  Money is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect with regard to Money or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(e)

Financial Statements.  Attached hereto as Section 4.1(e) of the Disclosure Schedule are (i) the audited balance sheet and statements of profit and loss, shareholders’ equity and cash flow as of and for the fiscal year ended December 31, 2008 (the “Most Recent Fiscal Year End of Money”) and (ii) the unaudited balance sheets and statements of profit and loss and cash flow as of and for the three months ended March 31, 2009 (the “Most Recent Month End of Money”) for Money.  The above mentioned audited and unaudited financial statements shall be referred to collectively as the “Financial Statements of Money.”  The Financial Statements of Money (including the notes thereto) fairly present the financial condition of Money as of such dates and the results of operations of Money for such periods; provided, however, that the Most Recent Month End Financial Statements of Money are subject to normal year-end adjustments none of which is material and lack footnotes and other presentation items, all in accordance with GAAP. Furthermore, the Most Recent Month End Financial Statements are not complete, do not contain notes and have not been reviewed by the Company’s independent registered public accounting firm and subject to changes, which may be material.

(f)

Events Subsequent to Most Recent Fiscal Year  End.  Since the Most Recent Fiscal Year End of Money, there has not been any Material Adverse Effect with regard to Money.  Without limiting the generality of the foregoing, since that date, except as otherwise disclosed on Section 4.1(f) of the Disclosure Schedule:

(i)

Money has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii)

Money has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 and outside the Ordinary Course of Business;

(iii)

No party (including Money) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which Money is a party or by which any of them is bound;

(iv)

Money has not imposed any Security Interest upon any of its assets, tangible or intangible;

(v)

Money has not made any capital expenditure (or series of related capital expenditures) involving more than $50,000 and outside the Ordinary Course of Business;

(vi)

Money has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $50,000 and outside the Ordinary Course of Business;

(vii)

Money has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

(viii)

Money has not delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

(ix)

Money has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

(x)

Money has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi)

There has been no change made or authorized in the charter or bylaws of Money;

(xii)

Money has not issued, sold, or otherwise disposed of any of its securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its securities;

(xiii)

Money has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xiv)

Money has not has made any loan to, or entered into any other transaction with, any of its managers, officers, and employees outside the Ordinary Course of Business;

(xv)

Money has not entered into or terminated any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement, in excess of $60,000, other than in the Ordinary Course of Business;

(xvi)

Money has not granted any increase in the base compensation of any of its managers, officers, and employees outside the Ordinary Course of Business;

(xvii)

Money has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xviii)

Money has not discharged a material liability or Security Interest outside the Ordinary Course of Business;

(xix)

Money has not made any loans or advances of money;

(xx)

Money has not disclosed any Confidential Information outside of the Ordinary Course of Business; and

(xxi)

Money has not committed to any of the foregoing.

(g)

SEC Reports. Since July 29, 2008, Money has timely made all filings with the Securities and Exchange Commission that it has been required to make under the Securities Act and the Exchange Act. Money’s officers are not aware of any filings that it should have made prior to that date under the Securities Act of the Exchange Act. To the knowledge of Money, all documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Money nor any of its subsidiaries is in material default with respect to such contracts. To the knowledge of Money, each of the SEC Documents has complied in all material respects with the Securities Act and Exchange Act in effect as of their respective dates. To the knowledge of Money, none of the SEC Documents, as of their respective dates, contained any untrue statements of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(h)

Litigation.  Section 4.1(h) of the Disclosure Schedule sets forth each instance in which Money (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency including any arbitration or mediation proceeding of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation except those that would not have a Material Adverse Effect with regard to Money.

(i)

Transactions with Affiliates. To the Knowledge of Money, or any of its directors or officers, except (i) for employment and benefit arrangements, (ii) arrangements on arm’s length terms in the Ordinary Course of Business and (iii)

agreements set forth on Schedule 4.1(i) of the Disclosure Schedule, no director or officer (or any Affiliate thereof) other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by all such Persons), has any interest in (a) any agreement with Money relating to its business, including any agreement for or relating to indebtedness of Money; (b) any property, including Intellectual Property and Real Property, used or currently intended to be used in, the business.

(j)

Tax Matters.

(i)

Money has filed all Tax Returns that they were required to file, except where the failure to file Tax Returns or to pay Taxes would not have a Material Adverse Effect with regard to Money. No claim has ever been made by an authority in a jurisdiction where Money does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are no Security Interests on any of the assets of Money that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii)

Money has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder, or other third party.

(iii)

Money has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(iv)

Money is not liable for Taxes of any other Person nor is it a party to or bound by any tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

(v)

Money is not or has not been a member of an Affiliated Group filing a consolidated federal Tax Return.

(vi)

There are no liens for taxes exist with respect to any assets or properties of Money, except for liens for taxes not yet due.

(vii)

No material Tax Return of Money has ever been under audit or examination by any taxing authority, and no written or, to the Knowledge of Money, unwritten notice of such an audit or examination has been received by it.  None of the Tax Returns of Money have been examined by and/or settled with any governmental entity.  No claim has ever been made by an authority in a jurisdiction where Money does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(viii)   Money is not required to include in a taxable period ending after the Effective Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions.

(ix)  Money is not a party to any joint venture, partnership, or arrangement or contract which could be treated as a partnership for federal income Tax purposes.

(x)

Money has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law).

(xi) Money is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(xii) All material elections with respect to Taxes affecting Money are disclosed or attached to each of its Tax Returns.

(xiii) There are no private letter rulings in respect of any Tax pending between Money and any taxing authority.

(k)

Intellectual Property.

(i)

Money owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property reasonably necessary or desirable for the operation of (A) its Business as presently conducted and as presently proposed to be conducted.  Each item of Intellectual Property owned or used by Money immediately prior to the Effective Date will be owned or available for use by Money on identical terms and conditions immediately subsequent to the Effective Date.

(ii)

Money has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Money or its officers or directors has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party).  To the Knowledge of Money or any of its directors or officers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Money.

(iii)

To the Knowledge of Money, or any of its officers or directors, Money will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its Business as presently conducted and as presently proposed to be conducted.

(iv)

Neither Money, nor any of its directors or officers have any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of either of them.

(l)

 Disclosure. The representations and warranties contained in this Article IV do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

(m)

No Other Representations. Money has required MGE and the MGE Shareholders to make extensive representations and warranties in this Agreement and therefore MGE and the MGE Shareholders (as well as their Affiliates) shall not be deemed to have made to Money any representation or warranty other than those as expressly made in Article III.

ARTICLE V.
CLOSING CONDITIONS

5.1

Conditions to Obligation to Close.

(a)

Conditions to Obligation of MGE and the MGE Shareholders to Close.  The obligation of MGE and the MGE Shareholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

the representations and warranties of Money set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

(ii)

Since the Most Recent Fiscal Month End of Money, there has not been any incident or transaction that would have a Material Adverse Effect on Money and its Subsidiaries taken as a whole;

(iii)

Money shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iv)

there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(v)

Money shall have executed and delivered to MGE and the MGE Shareholders a certificate to the effect that each of the conditions specified above in Section 5.1(a)(i)-(iv) are satisfied in all material respects;

(vi)

Money shall have entered into an Employment Agreement with each of Messrs. Feirstein and Oretsky on terms satisfactory to them in the form annexed as Exhibit B;

(vii)

Money, Brauser and Koyuncu shall have executed and delivered to Oretsky and Feirstein  a Stockholders Agreement substantially in the form attached hereto as Exhibit D;

(viii)

The Board of Directors of Money shall be expanded to include an equal number of designees of Feirstein and Oretsky as described in the Stockholders Agreement;

(ix)

Money shall maintain its quotation on the Over-the-Counter Bulletin Board;

(x)

All actions to be taken by Money in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to MGE.

MGE and the MGE Shareholders may waive any condition specified in this Section 5(a) if they execute a writing so stating at or prior to the Closing.

(b)

Conditions to Obligation of Money to Close.  The obligation of Money to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

the representations and warranties of MGE and the MGE Shareholders set forth in Section 3.1 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)

Except as provided under Section 8.2(b), since Most Recent Fiscal Month End of MGE, there has not been any incident or transaction that would have a Material Adverse Effect on MGE;

(iii)

MGE and the MGE Shareholders shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iv)

there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(v)

MGE and Oretsky and Feirstein shall have executed and delivered to Money a certificate to the effect that each of the conditions specified above in Section 5.1(b)(i)-(iv) are satisfied in all material respects;

(vi)

Oretsky and Feirstein shall have executed and delivered to Money, Brauser and Koyuncu a Stockholders Agreement substantially in the form attached hereto as Exhibit D and dated as of the Closing Date;

(vii)

Oretsky and Feirstein shall have entered into Employment Agreements in the form annexed as Exhibit B;

(viii)

All actions to be taken by MGE and the MGE Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Money.

Money may waive any condition specified in this Section 5(b) if it executes a writing so stating at or prior to the Closing.

ARTICLE VI.
CONFIDENTIALITY

6.1

Each Party receiving Confidential Information (a “Recipient Party”) will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other Party (a “Disclosing Party”) or destroy, at the request and option of the Disclosing Party, all tangible embodiments (and all copies) of the Confidential Information that are in the Recipient Party’s possession. In the event that a Recipient Party is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, the Recipient Party will notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 6. If, in the absence of a protective order or the receipt of a waiver hereunder, a Recipient Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Recipient Party may disclose the Confidential Information to the tribunal; provided, however, that the Recipient Party shall use his reasonable best efforts to obtain, at the reasonable request of the Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Disclosing Party shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of the Recipient Party. The confidentiality provisions of this Section 6 shall survive Closing.

ARTICLE VII.
TERMINATION

7.1

Termination.

(a)

Termination of Agreement.  Either MGE or Money may terminate this Agreement at any time prior to the Closing.

(b)

Termination Date. If the Closing has not occurred by May 8, 2009, this Agreement shall terminate, except for Sections 6.1, 10.7 and 10.10 which survive termination.

ARTICLE VIII.
CLOSING COVENANTS

8.1

Post-Closing Covenants of MGE and the MGE Shareholders.

(a)

MGE and the MGE Shareholders covenant to Money that after the Closing, MGE and the MGE Shareholders shall, at the request of Money, execute, acknowledge and deliver to Money, without further consideration, all such instruments and other documents as Money may reasonably request to consummate or effectuate the transactions contemplated by this Agreement, including, but not limited to, ensuring that all assets previously used in the Business of Envelope have been transferred to, and are titled in the name of, MGE.

(b)

Oretsky and Feirstein shall control the cash and accounts receivable derived from MGE assets prior to the Closing (“MGE Accounts”). Oretsky and Feirstein will, on behalf of the MGE Shareholders, agree to pay all known (i.e. actual knowledge) liabilities (including amounts payable to Oretsky and Feirstein) from the MGE cash and accounts receivable regardless of whether they are required to be included on a balance sheet.

(c)

If, after the Closing Date, Money or MGE becomes liable for any obligation or liability of MGE arising prior to, or as the result of, the Closing and such obligation or liability was either (i) required to be on a balance sheet of MGE if one had been prepared as of the Closing Date or (ii) was otherwise known by either Oretsky or Feirstein to be a liability or obligation, then MGE, Oretsky and Feirstein agree, jointly and severally, to indemnify Money or MGE, as applicable, from and against the entirety of any loss, claim, liability, expense, or cost which results from, arises out of, or relates to these liabilities or obligations that Money or MGE may suffer, subject to the limitations set forth under Article IX below.

(d)

MGE, Oretsky and Feirstein shall use their best efforts to assist in the preparation of the MGE Financial Statements in accordance with GAAP, although such persons shall bear no financial responsibility in preparing the financial statements.

(e)

Oretsky and Feirstein acknowledge and agree that neither Money nor MGE shall be liable for any amounts due under the notes payable by MGE or Envelope to Oretsky, Feirstein, or their affiliates; and Oretsky and Feirstein agree, jointly and severally, to indemnify Money or MGE, as applicable, from and against the entirety of any loss, claim, liability, expense, or cost which results from, arises out of, or relates to the liabilities described in this Section 8.1(e).

(f)

The post-closing covenant pursuant to this Section 8.1 shall survive the Closing.  Notwithstanding the preceding, the post-closing covenant pursuant to Section 8.1(c) shall not apply with respect to any obligation or liability asserted after 90 days from the Closing Date.

8.2

Post-Closing Covenants of Money.

(a)

Money covenants to MGE and the MGE Shareholders that after the Closing, Money shall, at the request of MGE and/or the MGE Shareholders, execute, acknowledge and deliver to MGE and/or the MGE Shareholders, as applicable, without further consideration, all such instruments and other documents as MGE and/or the MGE Shareholders may reasonably request to consummate or effectuate the transactions contemplated by this Agreement.

(b)

The post-closing covenants pursuant to this Section 8.2 shall survive Closing. Notwithstanding the preceding, the post-closing covenant pursuant to Section 8.2(a) shall not apply with respect to any obligation or liability asserted after 90 days from the Closing Date.

(c)

Beginning six (6) months from the Closing Date, Money shall not unreasonably delay or deny MGE Shareholders not subject the Shareholder Agreement from selling or transferring their Money shares in accordance with Rule 144 under the Securities Act.

(d)

Money shall assist MGE, Feirstein and Oretsky in preparing the necessary MGE financial statements to be filed with the Securities and Exchange Commission.

8.3

Covenants of MGE Shareholders.  Each MGE Shareholder assigns to MGE whatever right, title and interest he had in Envelope and agrees to execute any instruments necessary to convey such rights.

8.4

Prepaid Advertising. As of the Closing Date, MGE has a credit balance for prepaid advertising (the “Credit Balance”). The Credit Balance shall be applied to the Company’s current private placement (the “PPM”) and the PPM securities issued in consideration of the Credit Balance shall be issued pro rata to the MGE Shareholders.  Money covenants that Messrs. Hakan Koyuncu and Daniel Brauser and their associates shall invest an amount up to a total of $100,000 in the PPM (the “Management Investment”). To the extent that the Credit Balance is less than the Management Investment which is made, Feirstein and Oretsky shall each purchase securities in the PPM on the same terms and conditions equal to one-half of the difference.

ARTICLE IX.
INDEMNIFICATION

9.1

Indemnification Provisions for Benefit of Money. In the event MGE or a MGE Shareholder (including Oretsky or Feirstein whether the breach is with respect to MGE’s representations or the personal representations of Oretsky or Feirstein) breaches (or in the event any third party alleges facts that, if true, would mean the they have breached) any of their representations, warranties, and covenants contained in this Agreement, provided that Money makes a written claim for indemnification against MGE and/or one or more MGE Shareholders, then MGE and such MGE Shareholder agree, jointly and severally, to indemnify Money from and against the entirety of any damages Money may suffer through and after the date of the claim for indemnification. Provided, however, (i) the MGE Shareholders (other than Oretsky and Feirstein) are liable only for breaches of Sections 3.1(d) and 3.1(x), (ii) each such MGE Shareholder is only severally liable for breaches of such Sections made by such MGE Shareholder and not by any other MGE Shareholder, and (iii) the MGE Shareholders (other than Oretsky and Feirstein) are not liable for any of MGE’s representations and warranties. The liability of Oretsky and Feirstein to indemnify Money under Section 8.1(c) shall be limited to cash from the MGE Accounts and pursuant to Section 9.3 below.

9.2

Indemnification Provisions for Benefit of MGE Shareholders.  In the event Money breaches (or in the event any third party alleges facts that, if true, would mean the it has breached) any of its representations, warranties, and covenants contained in this Agreement, provided that a MGE Shareholder makes a written claim for indemnification against Money, then Money agrees to indemnify the MGE Shareholders from and against the entirety of any damages that MGE Shareholders may suffer through and after the date of the claim for indemnification. Neither Oretsky nor Feirstein shall be entitled to seek any indemnification or contribution from MGE as a result of any breach of any representation or warranty of MGE, whether under this Agreement, under the common law or by operation of law.

9.3

Other Indemnification Provisions. With respect to any other matters for which indemnification is available under this Agreement, Money’s and the MGE Shareholders’ sole remedy under the Agreement will be limited to the cash residing in the MGE Accounts and cancelling or receiving, as the case may be, Money Common Stock up to 20% of the consideration or approximately 14,876,432 shares. Payments by Money on one hand or by the MGE Shareholders on the other hand shall be received or made on a pro rata basis based on the number of shares of Common Stock received by an MGE Shareholder under this Agreement. The actual number of shares to be issued by or returned to Money shall be determined to be due by dividing the amount of the indemnifiable losses, as fully and finally determined by the average closing price per share of Money Common Stock on the Over-the-Counter Bulletin Board or other principal trading market for the five trading day period ending on the day prior to the date that the amount of such loss is determined. All adjustments shall be rounded down to the nearest whole number.

9.4

Matters Involving Third Parties.

(a)

If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against the other Party (the “Indemnifying Party”) under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b)

The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party promptly notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, and (ii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)

So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party will not  enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless the Indemnified Party and any affiliates are fully released from liability and the settlement does not involve any equitable relief.

(d)

In the event any of the conditions in Section 9.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.3.

(e)

 The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or parties and the Indemnifying Party and, in the judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or parties to be represented by separate counsel (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party or parties, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or parties.

9.5

Satisfaction of Money Indemnification

.  If Money shall be liable for indemnification under Section 9.2, Money shall have the option to satisfy such indemnification by either paying cash or issuing additional shares of Money Common Stock on a pro rata basis to the MGE Shareholders, calculated on a pro rata basis based on the number of shares of MGE Share Exchange Consideration issued to each MGE Shareholder.  If applicable, the aggregate number of shares of Money Common Stock to be issued to satisfy such indemnification obligation shall be determined by dividing the amount of such indemnifiable losses as fully and finally determined to be due by the average closing price per Money Share on the Over-the-Counter Bulletin Board or other applicable principal trading market for the five trading-day period ending on the day prior to the date of such offset.

 Notwithstanding anything else in this Agreement to the contrary, in no event will Money be liable to any MGE Shareholder or third party beneficiaries hereunder for any amount which exceeds, in the aggregate, 20% of the shares of Money Common Stock issued hereunder (the “Money Liability Limitation”).

9.6

Sole Remedy

.  The indemnification set forth in this Article IX shall be the sole remedy of the parties with respect to breaches of representations and warranties hereunder and any claim arising out of or relating to this Agreement and the transactions contemplated hereby.  In no event shall any party be entitled to punitive, exemplary, special, incidental or consequential damages or the like for any breach of any term hereunder.

9.7

Right to Indemnification Affected by Knowledge

.  The right to indemnification, payment of damages or other remedy based upon breach of representations, warranties, or covenants will terminate in the event any an Indemnified Party had Knowledge at any time prior to the Closing Date of the inaccuracy of any such representation, warranty, or covenant.

9.8

Other Indemnification Provisions.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant any Party may have with respect to the transactions contemplated by this Agreement.

ARTICLE X.
MISCELLANEOUS

10.1

Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect until 90 days after the Closing.

10.2

Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that Money may make any public disclosure it believes in good faith is required by applicable law (in which case Money will use its reasonable best efforts to give MGE prior notice of the proposed disclosure).

10.3

Further Assurances.  The Parties shall, and shall cause each of its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by the other Parties, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby and thereby.

10.4

No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

10.5

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

10.6

Successors and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

10.7

Prevailing Party.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.8

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.9

Notices.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by facsimile delivery followed by overnight next business day delivery as follows:

If to Money:

Money4Gold Holdings, Inc.

595 S. Federal Highway, Suite 600

Boca Raton, FL 33432

Attention:  Mr. Daniel Brauser

Facsimile:  (954) 208-9862

With a copy to:

Harris Cramer LLP

1555 Palm Beach Lakes Boulevard, Suite 310

West Palm Beach, FL 33401

Attention:  Michael D. Harris, Esq.

Facsimile:  (561) 659-0701

If to MGE:

MGE Enterprises Corporation

330 SW 2nd Street, Suite 209

Ft. Lauderdale, FL 33312

Attention:  Mr. Douglas Feirstein

Facsimile:  (954) 527-8750

With a copy to:

Roetzel & Andress, LPA
100 Southeast Third Avenue, 8th Floor
Fort Lauderdale, Florida 33394

Attention:  Brian Pearlman, Esq.

Facsimile: (954) 462-4260

If to MGE Shareholders:

Their addresses set forth on Section 3(c)

of the Disclosure Schedule

or to such other address as any of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the date of delivery.

10.10

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of choice of laws thereof.

10.11

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties (to extent such Party is affected by such amendment).  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.12

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.13

Expenses.  Each Party will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

10.14

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.

10.15

Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

10.16

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Signatures may be original, facsimile or pdf.

10.17

Florida Three-Day Recession Rights.

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  ALL SALES IN THIS OFFERING ARE SALES IN FLORIDA.  PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.  NOTICE SHOULD BE GIVEN TO THE COMPANY TO THE ATTENTION OF DANIEL BRAUSER AT THE ADDRESS SET FORTH IN SECTION 10.9 OF THIS AGREEMENT.

The above three-day rescission right shall terminate beginning on the fourth day following the Closing.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

MONEY:.

Money4Gold Holdings, Inc.

By:	/s/ Daniel Brauser
Daniel Brauser, President

MGE:

MGE Enterprises Corporation

By:	/s/ Douglas Feirstein
Douglas Feirstein, Chief Executive Officer

MGE SHAREHOLDERS:

/s/ Douglas Feirstein		/s/ Craig D. Harrison
Signature		Signature
Douglas Feirstein		Craig D. Harrison

/s/ Michael Moran		/s/ David F. Sherman
Signature		Signature
Michael Moran		David F. Sherman

/s/ Todd Oretsky		/s/ Marty Feldman
Signature		Signature
Todd Oretsky		Marty Feldman

JACK ORETSKY HOLDINGS, LLC		/s/ Edward E. Sheridan
Signature
By:	Todd Oretsky	Edward E. Sheridan
Todd Oretsky

/s/ Steve Karl
Signature
Steve Karl

/s/ Ron Rosenberg
Signature
Ron Rosenberg

/s/ Anthony Stein
Signature
Anthony Stein

/s/ Robert Bertoni
Signature
Robert Bertoni

/s/ Mark Weinstein
Signature
Mark Weinstein

/s/ Joan Weinstein
Signature
Joan Weinstein

/s/ Timothy P. O’Hara
Signature
Timothy P. O’Hara